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                                                                    EXHIBIT 10.3

                            TECUMSEH PRODUCTS COMPANY

                      DIRECTOR RETENTION PHANTOM STOCK PLAN

The following document sets forth the terms of the Plan as amended and restated effective January 1, 2005.

     Tecumseh Products Company (the "Company") amends and restates its Director Retention Phantom Stock Plan to provide an incentive for outside Directors to remain in service on the Company's Board of Directors so that the Company may continue to benefit from their counsel and dedication, while rewarding their commitment to the Company with deferred income based on the Company's realized return on equity and the stock market performance of the Class A Common Stock of the Company.

1    DEFINITIONS

     As used in the Plan, the following terms have the following respective meanings:

     "Account" has the meaning given in Section 4.1 hereof.

     "Award" means an allocation of Phantom Shares to the Account of an Eligible Director and shall include the dollar amount authorized for Plan Awards prior to the conversion of such amount into Phantom Share units.

     "Board" means the Board of Directors of the Company.

     "Committee" means the Governance, Compensation and Nominating Committee of the Board, or such other committee as the Board may subsequently appoint to administer the Plan.

     "Determination Date" means, for each Eligible Director, the date on which he or she ceases to be a Director of the Company due to resignation, retirement, death, Disability or other reason, provided that such event is also a "separation from service" with the Company, as determined in accordance with Code Section 409A. If such event is not a "separation from service," then the Determination Date shall be the earliest date following such event when a "separation from service" occurs.

     "Disability" (or to be "Disabled") means a medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than 12 months and causes an Eligible Director to be unable to engage in any substantial gainful activity by reason of such impairment. An Eligible Director shall also be deemed to have a Disability when determined to be totally disabled by the Social Security Administration.

     "Eligible Director" means, for any relevant time, each individual who at that time is a member of the Board but is not also an officer or employee of the Company or of any subsidiary of the Company.

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     "Market Price" means, for any given date (i) if the Shares are then listed for trading on one or more national securities exchanges (including for this purpose the NASDAQ "National Market"), the average of the high and low sale prices for a Share on the principal such exchange on the date in question (or, if no Shares traded on such exchange on such date, the next preceding date on which such trading occurred); (ii) if (i) is inapplicable but bid and asked prices for Shares are quoted through NASDAQ, the average of the highest bid and lowest asked prices so quoted for a Share on the date in question (or, if no prices for Shares were quoted on that date, the next preceding date on which they were quoted); (iii) if (i) and (ii) are inapplicable but bid and asked prices for Shares are otherwise quoted by one or more broker-dealers known to the Company to be making a market in the Shares, the average of the highest bid and lowest asked prices so quoted on the date in question (or, if no prices were quoted on that date, the next preceding date on which they were quoted); and
(iv) if all of the foregoing are inapplicable, the fair market value of a Share on the date in question as determined in good faith by the Committee.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Phantom Share" means an allocation credited to the Account of an Eligible Director and maintained in such Account together with any prior or subsequent allocations made on behalf of such Director. An allocation of Phantom Shares shall confer only such rights as are specified in the Plan. Directors who receive allocations of Phantom Share units shall not (as a consequence of such allocations) be treated as shareholders under the Articles of Incorporation or By-Laws of the Company or under applicable law.

     "Plan" means this Director Retention Phantom Stock Plan.

     "Plan Year" means the calendar year.

     "Retainer" means the annual amount payable to an Eligible Director for serving as a Director of the Company during a given year, excluding amounts payable for attendance at meetings of the Board, any amounts payable for serving on or as chair of any committee of the Board and any amounts payable for reimbursement of expenses.

     "Share(s)" means Class A Common Stock, $1.00 par value per share, of the Company.

2    ADMINISTRATION

     The Plan shall be administered by the Committee. To the extent consistent with the terms of the Plan, the Committee shall have the power to interpret any Plan provision, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations that it deems necessary or advisable to administer the Plan. The Committee may appoint such agents to assist in administration of the Plan, other than Eligible Directors, as the Committee deems appropriate. The Committee's interpretation of the Plan and any action it takes with respect to allocations of Phantom Share units pursuant thereto shall be final and binding upon all affected parties.


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3    AWARDS

     3.1 The target dollar amount of an Award shall equal the greater of (A) a stated percentage (not to exceed 100%) of each Eligible Director's annual Retainer that will constitute the Award if the Company attains or exceeds a target Return on Equity ("ROE") as established by the Committee from time to time, or (B) $5,000 (without regard to ROE). The actual amount to be used for Awards (the "Award Pool") for a given Plan Year shall be a percentage of the target amount (not to exceed 100%) of the Company's actual ROE for such Plan Year. As used in this Plan, "ROE" means the Company's average annual rate of return on equity for the Plan Year, determined by the same method as the Company uses for other performance measurement purposes (rounded to the nearest one-hundredth of a percent). The Award Pool shall be zero for any Plan Year in which ROE is below a percentage established by the Committee when the Committee establishes the target ROE. Promptly after establishing the target ROE and the minimum ROE (if any) the Committee shall advise the Eligible Directors of such determination(s). Subject to Section 6.3, each Award shall be fully vested when made.

     3.2 If an Eligible Director shall die, become Disabled, retire or otherwise terminate service as a Director prior to December 31 of a Plan Year, he or she shall not be entitled to an Award for such Plan Year. If an Eligible Director shall die or become Disabled on or after January 1 but before Awards, if any, are determined pursuant to Section 4.2, the Committee may authorize an Award to him or her or to his or her beneficiary or estate in such amount, if any, as the Committee in its discretion deems appropriate; provided that Awards shall be made under this Section 3.2 only if an Award Pool is established under Section 3.1.

     3.3 Beginning with the 2005 Plan Year, each Phantom Share Award made by the Company shall be assigned a "Class Year" corresponding to the Plan Year for which the Award has been made.

4    ACCOUNTS

     4.1 For each Eligible Director, the Company shall establish and maintain a bookkeeping account ("Account") in which all Phantom Share units allocable to the Eligible Director due to his or her participation in the Plan shall be credited.

     4.2 At the organizational meeting of the Board of Directors which follows the Annual Meeting of Shareholders, the Award (if any) for the preceding Plan Year shall be determined and there shall be allocated to each Eligible Director's Account a number (to four decimal places) of Phantom Share units that is equal to the dollar amount of the Eligible Director's Award, divided by the Market Price on the trading date immediately preceding the allocation date.

     EXAMPLE: If an Eligible Director is due to receive $10,000 as his/her annual Award pursuant to this Plan, and if the Market Price per Share is $51 on the valuation date, then he or she will receive an allocation of Phantom Share units determined by the formula $10,000 / $51, or 196.0784 Phantom Share units.


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     4.3 On the payment date for any cash dividend or other cash distribution declared upon the Shares, there shall be allocated to each Eligible Director's Account that number (to four decimal places) of Phantom Share units that is equal to the total of units which on the related record date were in the Eligible Director's Account, multiplied by the per Share cash dividend or other distribution, and divided by the Market Price on such payment date.

5    POLICY REGARDING RETIREMENT OF OUTSIDE DIRECTORS

     5.1 An Eligible Director shall retire from the Board as provided in the Company's Bylaws, and nothing contained in this Plan shall entitle an Eligible Director to serve beyond the term for which he or she was elected to the Board. Nothing in this Plan shall be construed to restrict the stockholders' right to elect any person a Director of the Company in accordance with the Articles of Incorporation and Bylaws.

6    PAYMENT OF AWARDS

     6.1 Subject to the provisions of Sections 6.3 and 6.4, within 30 days after
(a) an Eligible Director's Determination Date, or (b) a Company Change of Control, the Company shall pay to the Director an amount in cash equal to:

          - the number of Phantom Share units then credited to his or her Account based on Awards for Plan Years ending on or before December 31,2004 multiplied by

          - the Market Price per Share on the Determination Date or date such Company Change of Control shall have occurred, as the case may be.

     6.2 Subject to the provisions of Sections 6.3 and 6.4, one-half of each Eligible Director's Award for a Class Year after 2004 shall be payable within 30 days after the third December 31 following the end of such Class Year and the remaining one-half shall be payable within 30 days after the fifth December 31 following the end of such Class Year. In each instance the payment shall be a cash amount equal to the Market Price per Share on the business day preceding the payment date multiplied by the applicable number of Phantom Share units. The "applicable number" in the case of a third year payment is 50% of the units credited to his or her Account for the Class Year in question as of the third December 31 following the end of that Class Year. The "applicable number" in the case of a fifth year payment is the remainder of the units credited to his or her Account for the Class Year in question as of the fifth December 31 following the end of that Class Year. Notwithstanding the above benefit payment schedule, if the Eligible Director's Determination Date or a Company Change in Control should occur prior to a scheduled payment date, then the balance of all awards for post-2004 Class Years shall be paid in a lump within 30 days after such event, using the payment formula described of Section 6.1 as applied to all Phantom Share units then credited to his or her Account.


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     6.3 An Eligible Director's Account shall be forfeited if his or her service on the Board is terminated, voluntarily or otherwise, for any Reason denominated below (which shall be determined by the Committee). Such "Reason," for the sole purpose of determining whether an Eligible Director's Awards are to be forfeited, shall be deemed to exist where -

     (i) The Eligible Director breaches any material written rules, regulations or policies of the Board, now existing or hereafter arising, which are uniformly applied to all Eligible Directors or which rules, regulations and policies are promulgated for general application to Directors of the Company; or

     (ii) The Eligible Director willfully and repeatedly fails to substantially perform the duties of his or her tenure (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to him by the Board chairperson, which demand specifically identifies the manner in which the chairperson believes that the Eligible Director has not substantially performed such duties; or

     (iii) The Eligible Director is convicted of a felony under state or federal law, or commits a crime involving moral turpitude; or

     (iv) The Eligible Director embezzles or misappropriates any property belonging to the Company such that he may be subject to criminal prosecution therefor or the Eligible Director intentionally and materially injures the Company, its personnel or its property.

     6.4 If an Eligible Director's Determination Date occurs due to death, or if he or she dies prior to payment pursuant to Section 6.1 or 6.2, then the amount payable shall be paid to the beneficiary or beneficiaries designated in the Eligible Director's written beneficiary designation filed with the Committee, or, if no valid beneficiary designation has been filed, the legally appointed personal representative of the Eligible Director's estate. If no such representative is appointed by the time payment is due, then the Company shall hold the payment without interest until appointment occurs or proper claim for such items otherwise is made of the Company by the person or persons entitled thereto. If the Company is notified that an Eligible Director has been adjudicated mentally incompetent as of the time any amount is payable under the Plan to the Eligible Director, or if it otherwise is demonstrated to the satisfaction of the Committee that such mental incapacity then exists by a person authorized by a durable power of attorney or similar document to attend to the Eligible Director's financial affairs, the any cash so payable shall be delivered to, the Eligible Director's legally appointed guardian or conservator or, if none has been appointed, the holder of such power of attorney or similar document.

     6.5 For any portion of an Account becoming vested after December 31, 2004, "Company Change in Control" means a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v), as more fully described in attached Exhibit A. For other portions of an Account, "Company Change in Control" shall have the meaning set forth in attached Exhibit B.


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7    ADJUSTMENTS

     In the event of any non-cash dividend or other distribution, or any stock split, reverse stock split, recapitalization, reorganization, split-up, spin-off, merger, consolidation, share exchange, or other like change in the capital or corporate structure of the Company affecting the Shares, there shall be made such adjustment or adjustments (if any) in the number of units credited to the Accounts of Eligible Directors as the Committee determines to be appropriate in light of such event in order to continue to make available the benefits intended by the Plan, but no adjustment shall be required by reason of any sales of Shares or other Company securities by the Company at any price, whether below, or at or above Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege, or otherwise.

8    MISCELLANEOUS MATTERS

     8.1 Accounts are not intended to be and shall not be trust accounts for the benefit of any Eligible Director or other person, nor shall the establishment and maintenance of an Account afford any Eligible Director or other person any right or interest in any asset the Company may determine to earmark for future payment of benefits under the Plan. Rather, benefits payable under the Plan are intended to be unfunded for tax purposes, and the sole right of an Eligible Director or beneficiary or other successor in interest thereof with respect to his or her Account shall be the right as an unsecured general creditor of the Company to claim any cash benefit to which the Eligible Director becomes entitled after his or her Determination Date, pursuant to the terms and conditions of the Plan.

     8.2 An Eligible Director's right and interest in his or her Account shall not be subject in any manner to anticipation, alienation, sale, assignment, pledge, encumbrance, attachment, garnishment for the benefit of creditors of the Eligible Director, or other transfer whatsoever, other than by will or the laws of descent and distribution.

     8.3 Nothing in the Plan shall obligate any Eligible Director to continue as a Director of the Company or the Company, or to accept any nomination for a future term as such a Director, or require the Company to nominate or cause the nomination of any Eligible Director for a future term as a Director of the Company or the Company.

     8.4 This Plan shall be governed by and construed, enforced, and administered in accordance with the laws of the State of Michigan excluding any such laws which direct an application of the laws of any other jurisdiction. At all times, the Plan will also be interpreted and administered to maintain intended income tax deferral in accordance with Code Section 409A and regulations and other guidance issued thereunder. The Company and the Committee shall be subject to suit regarding the Plan only in the courts of the State of Michigan, and the Company shall fully indemnify and defend the Board and the Committee with respect to any actions relating to this Plan made in good faith by such bodies or their members.


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9    DURATION OF THE PLAN

     9.1 The Plan was adopted by the Board on March 29, 2006 pursuant to the Board's resolution of February 23, 2005 (authorizing the changes made in this amended and restated document) and takes effect as of January 1, 2005.

     9.2 The Board may at any time and from time to time amend, modify, suspend, or terminate the Plan, except that none of the foregoing actions by the Board shall adversely affect the rights or benefits of an Eligible Director without such Eligible Director's consent.


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                                    Exhibit A

For any portion of an Account becoming vested after December 31, 2004, "Company Change in Control," solely for the purposes of this Plan, shall mean (and be limited to) any change that qualifies as a change of control event pursuant to
Section 409A of the Internal Revenue Code of 1986, as amended, Proposed Treasury Regulation Section 1.409A-3(g)(5), and all subsequent relevant authority, which shall include one or more of the following events:

a) a change in the ownership of the Company in compliance with Proposed Treasury Regulation Section 1.409A-3(g)(5)(v) pursuant to which any person or group acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

b) a change in the effective control of the Company pursuant to Proposed Treasury Regulation Section 1.409A-3(g)(5)(vi), pursuant to which either:

(1) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership (including acquisition of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of stock of the Company possessing 35 percent or more of the total voting power of the stock of such corporation; or

(2) A majority of members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors prior to the date of the appointment or election;

c) a change in the ownership of a substantial portion of the Company's assets pursuant to Proposed Treasury Regulation Section 1.409A-3(g)(5)(vii) pursuant to which any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value (as defined in 1.409A-3(g)(5)(vii)) equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

d) For purposes of this Exhibit A, the following terms shall have the following meanings:

     i) "person" shall mean a person as defined in Section 3(a)(9) of the 1934 Act.

     ii) "beneficial ownership" shall be determined in accordance with Rule 13d-3 promulgated under the 1934 Act or any successor regulation.

     iii) "group" shall mean a group as described in Rule 13d-5 promulgated under the 1934 Act or any successor regulation provided such group falls within the purview of Prop. Treas. Reg. Sections 1.409A-3(g)(v)(B), 1.409A-3(g)(5)(vi)(D), or 1.409A-3(g)(5)(vii)(C), as applicable. The formation of a group hereunder shall have the effect described in paragraph
     (b) of said Rule 13d-5 or any successor regulation.



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                                    EXHIBIT B

     For any portion of an Account becoming vested before January 1, 2005, "Company Change in Control," solely for the purposes of this Plan, shall mean one or more of the following events:

     (i) The acquisition, after December 31, 2004, of beneficial ownership of 25% or more of the Company's Class A Common Stock or Class B Common Stock then outstanding by any person (including a group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act")), other than:

     (A) the trustee of any Company-sponsored employee benefit plan,

     (B) the Company or any of its subsidiaries,

     (C) Kenneth G. Herrick, his descendants, or trusts for the benefit of such individuals, or

     (D) trusts or foundations established by Kenneth G. Herrick or by any of the descendants or trusts mentioned in (C), above.

     (ii) The first purchase, after December 31, 2004, under a tender offer or exchange offer for 25% or more of the Company's Class A Common Stock or Class B Common Stock then outstanding, other than an offer by:

     (A) the trustee of any Company-sponsored employee benefit plan,

     (B) the Company or any of its subsidiaries,

     (C) Kenneth G. Herrick, his descendants, or trusts for the benefit of such individuals, or

     (D) trusts or foundations established by Kenneth G. Herrick or by any of the descendants or trusts mentioned in (C), above.

     (iii) The first day on which less than a majority of the total membership of the Board shall be Continuing Directors;

     (iv) The effective date of a transaction (or a group of related transactions) in which more than 50% in fair market value of the assets of the Company are disposed of pursuant to a partial or complete liquidation, a spin-off, a sale of assets or otherwise; or

     (v) The date on which the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger of consolidation.


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     (b) For purposes of this Exhibit B, the following terms shall have the following meanings:

     (i) "Continuing Director" shall mean any Director of the Company who either
(1) is a member of the Board on the date this Plan is adopted by the Board and has not terminated membership on the Board, or (2) is recommended or elected to the Company's Board of Directors by at least three-quarters of the Continuing Directors.

     (ii) "Person" shall mean a person as defined in Section 3(a)(9) of the 1934 Act, "beneficial ownership" shall be determined in accordance with Rule 13d-3 promulgated under the 1934 Act or any successor regulation, the term "group" shall mean a group as described in Rule 13d-5 promulgated under the 1934 Act or any successor regulation, and the formation of a group hereunder shall have the effect described in paragraph (b) of said Rule 13d-5 or any successor regulation. Anything hereinabove to the contrary notwithstanding, however: (a) relationships by blood, adoption or marriage between or among two or more persons shall not be deemed to constitute any of such persons a member of a group with any other such persons; (b) action taken or agreed to be taken by any person acting in his official capacity as an officer or Director of the Company shall not be deemed to constitute such person a member of a group with any other person, and (c) formation of a group shall not constitute an acquisition by the group (or any member thereof) of beneficial ownership of any shares of the Company's Class B ("voting") common stock beneficially owned by any member of such group and acquired by such group member in an Excluded Acquisition.

     (iii) "Excluded Acquisition" means any acquisition of shares of voting common stock from the Company (whether or not for consideration) or from any person by operation of law (including but not limited to the laws of descent and distribution), by will, by gift or by foreclosure of a security interest given to secure a bona fide loan, or any acquisition consummated prior to January 1, 2005.


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